UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 6, 2013

E-WASTE SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-165863	26-4018362
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 First Street #493, Los Altos, CA 94022 (Address of principal executive offices including zip code)

Registrant’s telephone number, including area code:  650-283-2907

______________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS OBLIGATIONS

Item 1.01 Entry into Material Definitive Agreement

On February 6, 2013 E-Waste Systems, Inc. (the “Company”) issued a press release announcing the Company’s entry on February 6, 2013 into an agreement with Tanke, Inc. (OTCPK:TNKE) (“TNKE’) whereby the Company grants TNKE a master license for the People’s Republic of China and TNKE agrees to make an investment into the Company. The full text of the press release is attached hereto as Exhibit 99.1.

The license portion of the agreement, which is for an initial term of two years, calls for, among other things, payment to the Company of $150,000 for a non-exclusive Master License to use and promote the Company’s brand, including its know-how and industry knowledge, in China.  This payment also includes an advance payment for two further sub-licenses to be sourced by TNKE, subject to the Company’s approval.  Subsequent to the initial license payment, TNKE is obliged to pay the Company two percent (2%) of annual sales generated under the Company’s brand; to secure at least two further sub-licenses; and to generate at least $5,000,000 in sales under the Company’s brand.

The investment part of the agreement calls for investment of $650,000 into the Company via newly issued common stock priced at $0.08 per share.  The agreement is binding on the parties and further details will be contained in an investment agreement to be executed by the parties within 30 days.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 – Financial Statements and Exhibits

(d)  EXHIBITS:

Exhibit No.	Description

99.1	Press Release Dated February 6, 2013 titled “E-Waste Systems Signs $800,000 Investment and Master License Agreement for China’

99.2	Master License Agreement Dated February 6, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

E-Waste Systems, Inc.

/s/   Martin Nielson
By:  Martin Nielson
Its:  Chief Executive Officer and Director

Date:    February 8, 2013